Exhibit 99.1
                               MINDEN BANCORP, INC.
                            415 MAIN  * P.O. BOX 797
                           MINDEN, LOUISIANA 71058-0797
                        ---------------------------------
                             318-377-0523 TELEPHONE
                                318-377-0038 FAX


                                  PRESS RELEASE
                                  -------------

Release Date:                          For Further Information:
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September 23, 2003                     A. David Evans, President/CEO
------------------                     318-377-0523
                                       E-mail-mbldavid@shreve.net
                                       --------------------------
                                            Or

                                       Becky T. Harrell, Treasurer/CFO
                                       318-377-0523
                                       E-mail-mblbecky@shreve.net
                                       --------------------------

MINDEN BANCORP, INC. TO COMMENCE STOCK REPURCHASE PROGRAM AND TO INITIATE
                    PURCHASES TO FUND RECOGNITION PLAN


MINDEN, LA. September 23, 2003 Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB)
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Minden Bancorp, Inc. today announced that the Company's Board of Directors authorized the repurchase of up to 39,278 shares, or 6%, of the Company's outstanding common stock held by stockholders other than Minden Mutual Holding Company.

Repurchases are authorized to be made by the Company from time to time in open-market transactions or in privately negotiated transactions during the next 12 months as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes including for issuance upon the exercise of options granted under the Company's 2003 Stock Option Plan which was approved by stockholders at the 2003 Annual Meeting held in May 2003.

A David Evans, President and Chief Executive Officer of the Company, stated:
"The repurchase program reflects management's long-term commitment to develop competitive investment returns for stockholders. The use of our cash must continue to be balanced with other internal and external investment opportunities while maximizing the use of existing assets and resources to generate stockholder value. The Company is fortunate to have the financial flexibility that allows it to demonstrate its commitment to and confidence in its future prospects."


2



In addition, the Company also announced that in order to fund the 2003 Recognition and Retention Plan and Trust Agreement approved by stockholders at the 2003 Annual Meeting, the related trust intends to purchase shares of the Company's common stock in the open market with funds contributed by the Company. Purchases will be made by management of the Company and will amount to up to 26,186 shares, or 4% of the Company's common stock held by stockholders other than Minden Mutual Holding Company.

Minden Bancorp, Inc., headquartered in Minden, Louisiana, is the holding company for Minden Building and Loan. The bank is a 93 year old
Louisiana-chartered, FDIC-insured thrift serving Minden and the surrounding areas of Northwest Louisiana. The bank offers a wide variety of financial services and products throughout its market area.

The Company's filings with the Securities and Exchange Commission are available electronically on the Internet and can be found at www.sec.gov/edgar/searchedgar/webusers.htm.
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This news release may contain forward-looking statements as defined in the
Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes to interest rates which could affect net interest margins and net interest income, the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.